EXHIBIT 32

Certification of Principal Executive and Financial Officer
Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350)

In connection with the Quarterly Report on Form 10-Q for the quarter ended June 30, 2009 (the “Report”) of Highbury Financial Inc. (the “Registrant”), as filed with the Securities and Exchange Commission on the date hereof, the undersigned hereby certify that, to the best of the undersigned’s knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant for the period certified.

Date: August 11, 2009

By:	/s/ Richard S. Foote
Richard S. Foote
President and Chief Executive Officer (Principal Executive Officer)

By:	/s/ R. Bradley Forth
R. Bradley Forth
Executive Vice President, Chief Financial Officer and Secretary (Principal Financial Officer)

The foregoing certifications are being furnished to the Securities and Exchange Commission as part of the accompanying report on Form 10-Q. A signed original of this statement has been provided to Highbury Financial Inc. and will be retained by Highbury Financial Inc. and furnished to the Securities and Exchange Commission or its staff upon request.